FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT
               --------------------------------------------------


     THIS FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT (the "Amendment") is made this 26th day of January, 2000, by and between INTELLIGROUP, INC., a New Jersey corporation (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").

     WHEREAS, the Borrower and the Lender are parties to a certain Revolving Credit Loan Agreement dated January 29, 1999 (the "Loan Agreement"), relating to financing by the Lender to the Borrower (all capitalized terms used, but not specifically defined herein, shall have the meaning provided for such terms in the Loan Agreement); and

     WHEREAS, certain Events of Default have occurred under the Loan Agreement with respect to the financial covenants as set forth in Article VIII of the Loan Agreement; and

     WHEREAS, the Borrower has requested and the Lender has agreed to, among other things, waive such Events of Default and amend certain terms and conditions of the Loan Agreement as set forth herein; and

     WHEREAS, as a condition precedent to the Lender entering into the Amendment, the Lender requires that the Borrower and all domestic Subsidiaries pledge substantially all of their assets to the Lender to secure the Obligations; and

     WHEREAS, to induce the Lender to amend certain terms and conditions of the Loan Agreement, the Borrower has offered to execute and deliver the Amendment.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

     1. The term "Revolving Credit Facility" in the first recital of the Loan Agreement is hereby amended from "up to Thirty Million ($30,000,000.00) Dollars" to "up to Fifteen Million ($15,000,000.00) Dollars".

     2. Article I of the Loan Agreement, the definition of (i) "Consolidated EBITDA" is amended by adding the word "(Loss)" after the word "Income" on the third line thereof and adding "and (d) non-recurring items" after the word "operations" on the last line thereof and (ii) "Consolidated Net Income" is amended by adding the word "(Loss)" after the word "Income" on the first and third lines thereof.

     3. Article I of the Loan Agreement is hereby amended by adding the following new Subsections as follows:

          "Borrowing  Certificate":  The  borrowing  certificate  in the form of
           ----------------------
Exhibit "G" annexed hereto and made a part hereof.

          "Collateral": All --
           ----------------

          (i) inventory of the Borrower, whether now owned or hereafter acquired, including, without limitation, raw materials, work in process, finished goods, consigned inventory, and materials used or consumed in business and other goods held for sale or lease or furnished or to be furnished under contracts of service;

          (ii) accounts of the Borrower, whether now existing or hereafter arising, including, without limitation, all accounts receivable and contract rights and any rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, whether or not such rights have been earned by performance;

          (iii) equipment of the Borrower, whether now owned or hereafter acquired, including, without limitation, machinery, trade and production equipment, furniture, furnishings, fixtures, and all other goods used by the Borrower which do not constitute inventory or farm products;

          (iv) instruments (including, without limitation, negotiable instruments and non-negotiable instruments), investment property (including, without limitation, certificated securities, uncertificated securities, security entitlements, securities accounts, commodity contracts and commodity accounts), chattel paper, general intangibles (including, without limitation, income tax refunds, copyrights, licenses, rights, patents, patent rights, franchise rights, distributorship rights, trademarks, trademark rights, trade dress, formulae, customer lists, goodwill, and trade secrets), and documents of title (including, without limitation, bills of lading, dock warrants, dock receipts, and warehouse receipts), all of the Borrower, whether now owned or existing or hereafter arising or acquired;

          (v) interests of the Borrower in goods or merchandise, whether now owned or existing or hereafter arising or acquired, as to which an account receivable has arisen; and

          (vi) as to all of the foregoing (i) through (v) inclusive, cash proceeds, non-cash proceeds and products thereof, additions and accessions thereto, replacements and substitutions therefor, and all related books, records, journals, computer print-outs and data, of the Borrower.

          "Qualified Account Receivable":  An account receivable which meets all
           ----------------------------
of the following requirements from the time it comes into existence until it is collected in full -

          (i) The account  receivable has not been  outstanding more than ninety
(90) days from the date of the invoice evidencing the account receivable. In the event more than thirty (30%) percent of the accounts receivable from a single account debtor or group of affiliated account debtors is more than ninety (90) days outstanding from the date of the invoice, any and all accounts receivable due from such single account debtor or group of affiliated account debtors shall be deemed unqualified;

          (ii) In the event the account receivable from the three largest account debtors or group of affiliated account debtors is in excess of sixty (60%) percent of total accounts receivable of the Borrower, that portion of such aggregate accounts receivable in excess of such percentage shall not be a Qualified Account Receivable for the purposes herein, unless credit insurance, acceptable to the Lender, against such account receivables, has been assigned to the Lender;

          (iii) The account receivable arose out of an enforceable order or contract for the performance of services by the Borrower, which have been fully and satisfactorily performed, or from the absolute sale of goods by the Borrower in which the Borrower had the sole and complete ownership, all in accordance with such order or contract (including contracts in which payments are to be made according to time and materials billing), and the goods have been shipped or delivered to the account debtor, evidence of which the Borrower has delivered or will deliver to the Lender, if requested by the Lender, such as invoices and shipping and delivery receipts. Without limiting this paragraph, the account receivable must have arisen from transactions with third parties located in the United States of America, or otherwise where secured by a letter of credit acceptable to the Lender;

          (iv) The Borrower has sole and absolute title to the account receivable, the account receivable is not subject to any prior or subsequent Liens except for that of the Lender and the account receivable does not arise out of an order or contract which, by its terms, forbids or makes void or unenforceable the Liens thereon of the Lender;

          (v) The Lender shall have a perfected security interest, first in priority, upon the account receivable;

          (vi) The Borrower has not received any note, trade acceptance, draft or other instrument with respect to or in payment for the account receivable nor any chattel paper with respect to the goods giving rise to the account receivable, except such instruments or chattel paper of which the Borrower has notified the Lender;

          (vii) The account receivable is not subject to any set off, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning its liability on the account receivable, and the goods, the sale of which gave rise to the account receivable, have not been returned, rejected, lost or damaged, and the amount shown on the Borrower's books and on any invoice or statement delivered to the Lender is owing to the Borrower, and no partial payment has been made thereon by anyone;

          (viii) The account receivable arose in the ordinary course of business of the Borrower and no notice of bankruptcy, receivership, insolvency, dissolution, termination of existence, credit impairment, or the like of the account debtor, and no notice of death of the account debtor or any partner thereof, has been received by the Borrower or the Lender;

          (ix) The account debtor obligated on the account receivable is not a Person which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower, including, without limitation, any Subsidiary or Affiliate as to the Borrower and the Borrower as to any Subsidiary or Affiliate;

          (x) The Lender has not notified the Borrower that the account receivable or account debtor is unsatisfactory in the sole discretion of the Lender due to lack of creditworthiness of the account debtor; and

          (xi) Any of the accounts receivable which arose out of contract(s) with the United States of America, or its departments, agencies or instrumentalities, of which the Borrower has notified the Lender and executed any necessary writings in order that all money due or to become due under such contracts shall be assigned to the Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

     For the purposes of this Section, "Qualified Unbilled Accounts Receivable" shall mean Qualified Accounts Receivable that have not been invoiced, but all of the work for such invoice has been performed and completed and is expected to be billed within thirty (30) days of completion of such work.

     4. Article I of the Loan Agreement, the terms "Commitment" and "Rating Matrix", are hereby amended and changed to read as follows:

          "Commitment" shall mean, at any particular time during the term of the
           ----------
Revolving Credit Facility, the principal amount of the Revolving Credit Facility which the Lender has committed to make available to the Borrower, as said principal amount may be permanently reduced by the Borrower pursuant to Section
                                                                         -------

2.01(v) of this Loan  Agreement.  As of the date of the  Amendment,  the initial
-------
amount committed is $15,000,000.00.

          "Rating  Matrix"  shall  mean the  following  matrix  upon  which  (i)
           --------------
interest rates  described in Section 2.02 hereof and (ii) certain fees described
                             ------------
in  Section  2.03  hereof  are   determined  on  the  basis  of  the  Borrower's
    -------------
Consolidated Cash Flow Leverage Ratio:

                   (All Amounts Expressed in Basis Points)

      Consolidated Cash Flow  Applicable  Applicable
      Leverage Ratio                      Index            Margin*
------------------------------------------------------------------
I     less than 1.00 to 1                 25.0              150.0

II    less than 1.50 to 1 but
      greater than or equal
      to 1.00 to 1                        25.0              175.0

III   less than 2.00 to 1 but
      greater than or equal
      to 1.50 to 1                        30.0              225.00

IV    less than or equal to
      2.50 to 1 but greater
      than 2.00 to 1                      35.0              250.00

* Any adjustment to the Eurodollar Rate Option as a result of a change to the Consolidated Cash Flow Leverage Ratio shall not take effect until the first day of the subsequent Fiscal Quarter following the receipt of the calculation of the Consolidated Cash Flow Leverage Ratio from the Borrower. For the purposes of this Amendment, pricing shall be established at Level IV hereinabove until receipt and satisfactory review by Lender of the financial reports as required by Article V of the Loan Agreement for the Fiscal Quarter ended June 30, 2000.

     5. Article II of the Loan Agreement, Section 2.01(i) is hereby amended and changed to read as follows:

          "Section 2.01 Revolving Credit Facility.
                        -------------------------

          (i) Availability. (a) Subject to the terms and conditions set forth in
              ------------
this Loan Agreement and provided no Event of Default shall have occurred and be continuing, the Lender hereby agrees to make available to the Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date, revolving credit loans (hereinafter each individually referred to as a "Revolving Credit Loan" and collectively referred to as the "Revolving Credit Loans") in amounts which shall not exceed, in the aggregate for all Revolving Credit Loans at any time outstanding, the lesser of (i) the Commitment, or (ii) up to eighty (80%) percent of the Qualified Accounts Receivable plus, until April 30, 2000, up to twenty-five (25%) percent of Qualified Unbilled Accounts Receivable. Advances against Qualified Unbilled Accounts Receivable shall at no time exceed $2,000,000.00 in the aggregate and Qualified Unbilled Accounts Receivable shall not be available for calculation of the borrowing formulas set forth herein after April 30, 2000. The Revolving Credit Loans shall be evidenced by the Amended and Restated Revolving Credit Loan Note. The Lender is hereby authorized to record the date and amount of each Revolving Credit Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof made by the Borrower on the schedule annexed to and constituting a part of the Amended and Restated Revolving Credit Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. At no time shall the aggregate outstanding Revolving Credit Loans exceed Fifteen Million ($15,000,000.00) Dollars. If the outstanding amount of the Revolving Credit Loans shall exceed the amount of the Revolving Credit Facility at any time, such excess shall be immediately due and payable to the Lender and shall be secured by the Collateral."

     6. Article II of the Loan Agreement is hereby amended by adding new Sections 2.12 and 2.13 as follows:

          "2.12 Security Interest.  In consideration of the Lender's granting to
                -----------------
the Borrower the Revolving Credit Loans and Letters of Credit in accordance with the terms and conditions of this Loan Agreement, the Borrower, to secure payment and performance of all of the Obligations of the Borrower to the Lender, hereby grants to the Lender a security interest in the Collateral, which security interest shall remain in full force and effect until all of the Obligations of the Borrower to the Lender are fully paid and satisfied.

          2.13  Collateral  and  Proceeds  of  Collateral.   The  Lender  hereby
                -----------------------------------------
authorizes and permits the Borrower to receive all amounts due on the Collateral from the account debtor thereof, as Lender's collection agent, but at Borrower's own cost and expense subject to the direction and control of the Lender at all times. Upon the occurrence and during the continuance of an Event of Default, the Lender may terminate said authority and permission at any time."

     7. Article IV of the Loan Agreement is hereby amended by adding new Sections 4.04 and 4.05 as follows:

          "4.04 Lender's Security Interest. The security interest granted by the
                --------------------------
Borrower to the Lender is a valid and perfected security interest in the Collateral and the Agreement is enforceable in accordance with its terms."

          "4.05 Place of Business. (a) The Borrower's
                -----------------
principal place of business and all other places of business and locations of the Borrower's Collateral are as set forth on Schedule 4.05.

          (b) Location of Collateral and Books and Records.
              --------------------------------------------

                  (i) With the exception of lap-top computers owned by the Borrower and utilized by its employees, all of the Collateral is located only at the addresses set forth on Schedule 4.05.

                  (ii) All of the records of the Borrower relating to the Collateral, and the other books, records, journals, orders, receipts and correspondence of the Borrower, are located at only the principal place of business and other places of business of the Borrower set forth in Schedule 4.05, except the corporate minute books and related records of the Borrower which are or may be maintained at the office of the Borrower's counsel."

     8. Article V of the Loan Agreement, Sections 5.02(i) and 5.02(ii) are hereby amended by adding the following sentence at the end of each Section:

          "Such information shall include a report prepared by management stating in comparative form the corresponding figures from the consolidated budget of the Borrower and Subsidiaries for such period."

     9. Article V of the Loan Agreement, Section 5.02, is hereby amended by adding new Subsections (xi), (xii), (xiii) and (xiv) as follows:

          (xi) Financial Reporting Requirements.
               --------------------------------

               The Borrower shall deliver to the Lender the following:

               (a) Upon each request for an advance under the Revolving Credit Loan, a Borrowing Certificate;

               (b) Within fifteen (15) days after the end of each calendar month (commencing with the month in which this Amendment is executed and continuing until all of the Obligations of the Borrower to the Lender are satisfied) a Borrowing Certificate and an aging report, setting forth, in such form as the Lender shall reasonably require, the amount or amounts due and owing on, and aging of, the accounts receivable of the Borrower according to the books and records of the Borrower as of the close of such preceding calendar month, together with a reconciliation report satisfactory to the Lender showing all sales, collections, payments and adjustments to accounts receivable on the Borrower's books as of the close of the preceding month.

          (xii)  Qualified  Accounts Receivable.  The Borrower shall not, to its
                 ------------------------------
knowledge at such time, submit or represent to the Lender any account receivable as a Qualified Account Receivable or Qualified Unbilled Accounts Receivable which does not meet every requirement in every respect of a Qualified Account Receivable or Qualified Unbilled Accounts Receivable, as the case may be, and shall notify the Lender promptly, in writing, when any account receivable against which a loan or advance was, or may be, made pursuant to Section 2.01(a) ceases to meet any of those requirements.

          (xiii) Additional Collateral.
                 ---------------------

                 (a) The Borrower shall deliver to the Lender (i) all instruments and chattel paper (including all executed copies thereof, except such executed copies retained by the obligors thereunder) representing proceeds of Collateral, and (ii) promptly at the Lender's request, all invoices, original bills of lading, documents of title, original contracts, and any other writings relating thereto, and other writings or evidence of performance of contracts or evidence of shipment or delivery of the merchandise sold or services rendered in connection therewith; and the Borrower shall deliver to the Lender, promptly at the Lender's request, from time to time, additional copies of any or all of such papers or writings, and such other information with respect to any of the said Collateral and such schedules of accounts receivable and other writings, as the Lender may in its sole discretion deem to be necessary or effectual to evidence any loan made pursuant to this Agreement or to evidence, enforce or perfect the Lender's security interest in the Collateral, to facilitate collection of the Collateral, or to carry into effect the provisions and intent of this Agreement, all at the sole expense of the Borrower.

                 (b) The Lender may from time to time in the Lender's sole discretion hold and treat any deposits or other sums at any time credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in possession of the Lender, whether for safekeeping or otherwise, as collateral security for and apply or set off the same against any of the Obligations of the Borrower to the Lender. Without limiting the generality of the foregoing, if at any time the amount of the loans or advances by the Lender as allowed by this Agreement shall be exceeded, the Borrower shall pay to the Lender, in immediately available funds, the amount of such excess if the Lender so requests, or the Lender may charge such amount against any deposit account of the Borrower with the Lender.

          (xiv)  Accounts  Relating  to  Contracts  With the  United  States  of
                 ---------------------------------------------------------------
America.  If  any  of  the  accounts,  chattel  paper,  general  intangibles  or
-------
instruments constituting Collateral arise out of contracts with the United States or any of its departments, agencies or instrumentalities, the Borrower shall notify the Lender and execute any necessary writings in order that all money due or to become due under such contracts shall be assigned to the Lender and proper notice of the assignment given under the Federal Assignment of Claims Act."

     10. Article VI of the Loan Agreement, Section 6.05, is hereby amended by adding the following to the end of the Section:

          "The  Borrower  shall,   and  shall  cause  each  domestic   Corporate
Guarantor, to cause all such insurance policies to name the Lender as lender loss payee and additional insured."

     11. Article VII of the Loan Agreement, Section 7.02(ii) is hereby amended and changed to read as follows:

          "(ii) As used in this Section 7.02, a sale, other disposition or lease of assets shall be deemed to cover a "substantial part" of the assets of the Borrower and the Corporate Guarantors only if, on a pro forma basis, the net book value of such assets when added to the net book value of all other assets sold, otherwise disposed of or leased by the Borrower and the Corporate Guarantors during any Fiscal Year of such sale, other disposition or lease, on a consolidated basis exceeds five (5%) percent of the consolidated assets, provided however, notwithstanding the foregoing, the Borrower may transfer its assets pertaining to its internet business to SeraNova, Inc., a wholly-owned Subsidiary of the Borrower and such transfer shall not be considered in determining whether the five (5%) percent threshold above has been exceeded."

     12. Article VII of the Loan Agreement, Section 7.04 is hereby amended and changed by adding new subsection (viii) as follows:

          "(viii)  Debt  due  from   SeraNova,   Inc.  which  shall  not  exceed
$10,000,000.00 at any time.

     13. Article VII of the Loan Agreement, Section 7.11 is hereby amended and changed by adding new subsections (iv) and (v) as follows:

          "(iv) Notwithstanding anything herein to the contrary, the Borrower may execute and deliver to the Lender agreements of guaranty with respect to credit extended by the Lender to SeraNova, Inc., a wholly-owned Subsidiary of the Borrower.

          (v) Contingent Obligations contemplated by the Loan Agreement as amended by the Amendment."

     14.  Article VIII of the Loan Agreement,  Sections 8.02 and

8.03 are hereby amended and changed to read as follows:

          "8.02 Minimum  Consolidated  Net Worth.  The Borrower shall maintain a
                --------------------------------
Consolidated Net Worth of no less than the following amounts for the applicable Fiscal Quarter:

                                                Minimum
            Fiscal Quarter Ended          Consolidated Net Worth
            --------------------          ----------------------

            December 31, 1999                  $45,950,000.00
            March 31, 2000                     $45,400,000.00
            June 30, 2000                      $47,800,000.00
            September 30, 2000                 $50,200,000.00

plus one hundred  (100%)  percent of net cash  proceeds from the issuance by the
----
Borrower, if at all, of additional equity securities or other equity capital investments after September 30, 1999.

Thereafter, the Borrower will not at any time permit its Consolidated Net Worth to be less than an amount equal to the sum of (i) $50,200,000.00 plus (ii) fifty
                                                                 ----
(50%) percent of the positive Consolidated Net Income for the Fiscal Quarter ending December 31, 2000, plus (iii) fifty (50%) percent of the positive
                              ----
Consolidated Net Income for each Fiscal Year ending after December 31, 2000, plus (iv) an amount equal to one hundred (100%) percent of net cash proceeds
----
from the issuance by the Borrower after September 30, 1999, of additional equity securities or other equity capital investments.

          8.03  Capital  Expenditures.  The  Borrower  shall not enter  into any
                ---------------------
agreement to purchase and/or pay for, or become obligated to pay for capital expenditures, long term leases, Capital Leases or sale lease-backs, in an amount at any time outstanding aggregating in excess of $5,000,000.00 during any Fiscal Year.

                It is agreed and understood that for the Fiscal Quarters ended December 31, 1999 through and including September 30, 2000 only, the Borrower shall not be required to comply with the requirements of Sections 8.01, Maximum Consolidated Cash Flow Leverage Ratio and 8.04, Minimum Fixed
Charge Coverage Ratio."

     15.  Article  VIII of the Loan  Agreement  is hereby  amended by adding new
Section 8.05 as follows:

          "Section 8.05 Minimum Consolidated EBITDA. The Borrower shall maintain
                        ---------------------------
a Consolidated EBITDA of no less than the following amounts for the applicable Fiscal Quarter:

            Fiscal Quarter Ended          Minimum Consolidated EBITDA
            --------------------          ---------------------------

            December 31, 1999                   ($750,000.00)
            March 31, 2000                           -0-
            June 30, 2000                      $4,500,000.00
            September 30, 2000 and
            each Fiscal Quarter thereafter     $4,500,000.00

     16. Article IX of the Loan Agreement, Section 9.02 is hereby amended by adding new Subsections (iv) through (xi) as follows:

          "(iv) Upon the occurrence and during the continuance of an Event of Default, endorse the name of the Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies which are payable to the Borrower and constitute proceeds of the Collateral;

          (v) Sign financing statements in the name of the Borrower, or file financing statements without the Borrower's signature, in any relevant state to perfect or maintain the Lender's security interest in any or all of the Collateral;

          (vi) The Lender shall have all of those rights and remedies provided in the Loan Documents, in the Uniform Commercial Code and other applicable law in force and effect in New Jersey from time to time;

          (vii) Upon the occurrence and during the continuance of an Event of Default, in protecting, exercising or enforcing its interests, rights or remedies under this Agreement, receive, open and dispose of mail addressed to the Borrower, provided that the Lender shall return to the Borrower all mail not related to the Collateral or to any of the Obligations, and in connection therewith, give such notice to any office or officials of the United States Postal Service, or any successor thereof, to effect such changes of address as the Lender may deem necessary so that all mail addressed to the Borrower may be delivered directly to the Lender;

          (viii) Require the Borrower to assemble the Collateral and make it available at the principal place of business or other places of business of the Borrower to allow the Lender to take possession or dispose of the Collateral;

          (ix) Take possession of and sell or otherwise dispose of any or all of the Collateral at public or private sale, and if notice of such sale or of other action by the Lender is required by applicable law, the Borrower agrees that ten
(10) days notice to the Borrower shall be sufficient, which the Lender and the Borrower herewith agree to be commercially reasonable;

          (x) Subrogate to all of the Borrower's interests, rights and remedies in respect to the Collateral, including the right to stop delivery, and (upon notice from the Borrower that the account debtor has returned, rejected, revoked acceptance of or failed to return the goods or that the goods have been reconsigned or diverted) the right to take possession of and to sell or dispose of the goods; and

          (xi) The Lender may send a notice of assignment and/or notice of the Lender's security interest to any and all account debtors or to any third party holding or otherwise concerned with any of the Collateral, and thereafter the Lender shall have the sole right to collect the accounts receivable and/or take possession of the Collateral and the books and records relating thereto.

     No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lender at law or in equity. The Lender shall be under no obligation whatsoever to proceed first against the Collateral before proceeding against any other of the Collateral. It is expressly agreed and understood that all of the Collateral stands as equal security for all Obligations, and that the Lender shall have the right to proceed against or sell any or all of the Collateral in any order or simultaneously, as the Lender, in its sole discretion, shall determine."

     17. Upon execution of this Amendment, the Borrower shall pay the Lender an amendment and waiver fee of $100,000.00 which shall be fully earned and non-refundable upon receipt.

     18. The Borrower shall pay on demand all reasonable legal fees, recording expenses and other reasonable and necessary disbursements of the Lender incident to the preparation, execution and delivery of this Amendment.

     19. The Borrower acknowledges that its obligations to the Lender pursuant to the Loan Agreement, as amended herein, are due and owing by the Borrower to the Lender without any defenses, set-offs, recoupments, claims or counterclaims of any kind as of the date hereof. To the extent that any such defenses, set-offs, recoupments, claims or counterclaims may exist as of the date hereof, the Borrower waives and releases the Lender from the same.

     20. The Borrower hereby agrees with, reaffirms and acknowledges the representations and warranties contained in the Loan Agreement. Furthermore, the Borrower represents that the representations and warranties contained in the Loan Agreement continue to be true and in full force and effect. This agreement, reaffirmation and acknowledgment is given to the Lender by the Borrower without defenses, claims or counterclaims of any kind. To the extent that any such defenses, claims or counterclaims against the Lender may exist, the Borrower waives and releases the Lender from the same.

      21. The Borrower ratifies and reaffirms all terms, covenants, conditions and agreements contained in the Loan Agreement.

      22. All other terms and conditions of the Loan Agreement, and any and all Exhibits annexed thereto and all other writings submitted by the Borrower to the Lender pursuant thereto, shall remain unchanged and in full force and effect.

      23. This Amendment shall not constitute a waiver or modification of any of the Lender's rights and remedies or of any of the terms, conditions, warranties, representations, or covenants contained in the Loan Agreement, except as specifically set forth above, and the Lender hereby reserves all of its rights and remedies pursuant to the Loan Agreement and applicable law.

      24. The failure of the Borrower to satisfy any of the terms and conditions of this Amendment shall constitute an Event of Default under the Loan Agreement, and the Lender shall be entitled to all of its rights and remedies under the Loan Agreement and applicable law.

      25. This Amendment may be executed in counterparts, each of which, when taken together, shall be deemed to be one and the same instrument.

      Executed on the date first written above.


WITNESS:                                  INTELLIGROUP, INC.


/s/ Edward G. Carr                        By: /s/ Nicholas Visco
---------------------------------            ----------------------
Edward G. Carr


                                          PNC BANK, NATIONAL ASSOCIATION


                                          By: /s/ Gary Wessels
                                             ----------------------
                                              Gary Wessels,
                                              Vice President